May 4, 2010

ALLETE, Inc. 30 West Superior Street Duluth, Minnesota 55802

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by ALLETE, Inc. (“Company”) on or about the date hereof, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of 2,000,000 shares of the Company’s Common Stock, without par value (“Common Stock”), in connection with Invest Direct, the Company’s direct stock purchase and dividend reinvestment plan (“Plan”).  This opinion is given with respect to the shares of Common Stock to the extent that they include newly-issued shares.

In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that all action necessary to make the Common Stock validly issued, fully paid and non-assessable will have been taken when:

1.	The shares of Common Stock are issued and sold in compliance with authority contained in an order or orders of the Minnesota Public Utilities Commission; and

2.	The Common Stock shall have been issued and sold for the consideration contemplated by the Plan, and as otherwise contemplated by the Registration Statement.

We are further of the opinion that the statements contained in the Prospectus under the caption “United States Federal Income Tax Consequences,” to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, are an accurate summary of the matters referred to therein in all material respects.

This opinion is limited to the laws of the States of Minnesota and New York and the federal laws of the United States insofar as they bear on the matters covered hereby.  As to all matters of Minnesota law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary of the Company.  As to all matters of New York law, Deborah A. Amberg, Esq., is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to her.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We also consent to the reference to us in the Prospectus included in the Registration Statement under the caption “Legal Opinions.”

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
                      Morgan, Lewis & Bockius LLP